Calculation of Filing Fee Tables
S-8
AbCellera Biologics Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value per share	Other	15,030,034	$ 3.04	$ 45,691,303.36	0.0001381	$ 6,309.97
Total Offering Amounts:						$ 45,691,303.36		$ 6,309.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,309.97
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional common shares, no par value per share ("common shares") which become issuable under the 2020 Share Option and Incentive Plan (the "2020 Plan") by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding common shares. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on $3.04, the average of the high and low sale prices of the Registrant's common shares as reported on the Nasdaq Stock Market on February 23, 2026. Represents an annual increase to the number of shares available for issuance under the 2020 Plan, in accordance with the automatic annual increase provision, effective as of January 1, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A